                                  ARMCO INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
 (Dollars and shares in millions,       Three Months Ended    Six Months Ended
except per share amounts)                    June 30,             June 30,
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                                          1997      1996       1997      1996
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
PRIMARY
Income (loss) from continuing operations $20.2    $ (4.0)     $29.6    $  2.9
Preferred stock dividends                 (4.4)     (4.4)      (8.9)     (8.9)
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Income (loss) from continuing operations
  applicable to common stock              15.8      (8.4)      20.7      (6.0)
Income from discontinued operations        1.3       -          1.3       -
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Net income (loss) applicable to
  common stock                           $17.1    $ (8.4)     $22.0    $ (6.0)
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Weighted average number of common shares 107.1     106.7      106.9     106.5
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Income (loss) per common share from
  continuing operations                  $0.15    $(0.08)     $0.20    $(0.06)
Income per common share from
  discontinued operations                 0.01       -         0.01       -
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Net income (loss) per common share       $0.16    $(0.08)     $0.21    $(0.06)
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FULLY DILUTED*
Income (loss) from continuing operations $20.2    $ (4.0)     $29.6    $  2.9
Preferred stock dividends                  -        (4.4)       -        (8.9)
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Income (loss) from continuing operations
  applicable to common stock              20.2      (8.4)      29.6      (6.0)
Income from discontinued operations        1.3       -          1.3       -
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Net income (loss) applicable to
  common stock                           $21.5    $ (8.4)     $30.9    $ (6.0)
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Weighted average number of common shares 107.1     106.7      106.9     106.5
Weighted average number of preferred
   shares on an "if converted" basis      22.7       **        22.7       **
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Average common shares outstanding
  as adjusted                            129.8     106.7      129.6     106.5
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Income (loss) per common share from
  continuing operations                  $0.16    $(0.08)     $0.23    $(0.06)
Income per common share from
  discontinued operations                 0.01       -         0.01       -
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Net income (loss) per common share       $0.17    $(0.08)     $0.24    $(0.06)
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Shares of stock outstanding at June 30,
Common                                                        107.1     106.6
Preferred - $2.10 Class A                                       1.7       1.7
Preferred - $3.625 Class A                                      2.7       2.7
Preferred - $4.50 Class B                                       1.0       1.0

* Calculation of fully diluted income per share is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.